UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2007

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other	(Commission File	(I.R.S. Employer
jurisdiction	Number)	Identification No.)
of incorporation)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On May 15, 2007, RealNetworks, Inc. (“Real” or “RealNetworks”) acquired Sony NetServices, a joint venture between Sony DADC and Sony Europe. The purchase price was approximately $9 million in cash. Sony NetServices provides mobile operators with end-to-end white label digital music services that are available today in eight countries throughout Europe. This acquisition is part of RealNetworks’ strategy to extend its global leadership in digital entertainment delivery on the mobile platform, and follows RealNetworks’ recent acquisition of mobile entertainment leader WiderThan. On May 16, 2007, RealNetworks and Vodafone announced a strategic partnership to bring Real’s portfolio of mobile music and entertainment services to Vodafone customers across Europe. Vodafone has been Sony NetServices’ largest customer, and Real expects Vodafone to continue to be a significant customer.
     Real expects the acquisition to generate incremental revenue of approximately $1 million for the second quarter of 2007 and approximately $7 million for the remainder of 2007. The acquisition is expected to be approximately ($0.01) per share dilutive to net income for the second quarter of 2007 and approximately ($0.03) per share dilutive for the full year 2007. On an adjusted earnings per diluted share basis, excluding, among other things described further below under “About Non-GAAP Financial Measures,” the impact of acquisition related amortization and stock compensation expense, the acquisition is expected to be slightly dilutive for the second quarter of 2007 and ($0.02) dilutive for the full year 2007.
     The financial guidance provided by Real on May 2, 2007 did not include the financial impact of the acquisition. Accordingly, Real is updating guidance for the second quarter and full year 2007. For the second quarter of 2007, Real expects revenue in the range of $131 million to $135 million, GAAP net income per diluted share of $(0.02) to $0.00 and adjusted net income per diluted share of $0.04 to $0.06. For the full year 2007, Real expects revenue in the range of $554 million to $570 million. Real expects 2007 GAAP net income per diluted share of $0.21 to $0.24 and adjusted net income per diluted share of $0.21 to $0.23.
     A reconciliation of GAAP net income per diluted share guidance for the quarter ending June 30, 2007 and the full year ending December 31, 2007 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending June 30, 2007		Year Ending December 31, 2007
	Low	High	Low	High
Net income per diluted share in accordance with GAAP	$(0.02)	$—	$0.21	$0.24
Stock based compensation	0.04	0.04	0.16	0.14
Conversion of WiderThan stock options to a cash equivalent	0.00	0.00	0.02	0.02
Acquisitions related intangible asset amortization	0.05	0.05	0.14	0.14
Net benefit related to antitrust litigation	—	—	(0.34)	(0.33)
Tax impact of above pro forma items	(0.03)	(0.03)	0.04	0.04
Change in income tax valuation allowance	—	—	(0.02)	(0.02)

Total adjusted net income per diluted share	$0.04	$0.06	$0.21	$0.23

About Non-GAAP Financial Measures
     This report contains certain non-GAAP financial measures, including adjusted net income per share, which is derived from adjusted net income.
•	Adjusted net income consists of net income excluding the impact of the following: stock-based compensation expense; income and expenses including charitable contributions related to the Microsoft agreements; acquisition costs, including amortization of intangible assets and expenses for employee stock options that were converted to cash rights; an estimate of the income taxes from the aforementioned items; and changes in deferred tax asset valuation allowances.

•	Adjusted net income per share is calculated by dividing adjusted net income by GAAP weighted average diluted shares outstanding.
     RealNetworks believes that adjusted net income and adjusted net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with RealNetworks’ past financial reports, and also facilitates comparisons with other companies in RealNetworks’ industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because RealNetworks believes that the inclusion or exclusion of the items described above provides an additional measure of its operating results and facilitates comparisons of its core operating performance against prior periods and its business model objectives. RealNetworks has chosen to provide this information in order to enable investors to perform additional analyses of past, present and future operating performance, to enable comparisons between it and other companies, and as a supplemental means to evaluate its ongoing operations. Externally, RealNetworks believes that adjusted net income continues to be useful to investors in their assessment of its operating performance and the valuation of the company.
Internally, adjusted net income and adjusted net income per share are significant measures used by RealNetworks’ management for purposes of:
•	supplementing the financial results and forecasts reported to RealNetworks’ board of directors;

•	evaluating the operating performance of the company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating;

•	managing and comparing performance internally across RealNetworks’ businesses and externally against RealNetworks’ peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
     Adjusted net income is used by RealNetworks as a broad measure of financial performance that encompasses its operating performance, cash, capital structure and investment management, and income tax planning effectiveness.
     Adjusted net income and adjusted net income per share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of RealNetworks’ business as determined in accordance with GAAP. As a result, these measures should not be considered in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. RealNetworks expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the non-GAAP financial measures included in this report should not be construed as an inference that these costs are unusual or infrequent. One of the limitations in relying on RealNetworks’ non-GAAP financial measures is that adjusted net income and adjusted net income per share are measures which RealNetworks has defined for internal and investor purposes. A further limitation associated with these measures is that they do not include all costs and income that impact RealNetworks’ net income and net income per share. RealNetworks compensates for these limitations by prominently disclosing in this report GAAP net income per diluted share, which RealNetworks believes is the most directly comparable GAAP measure, and providing reconciliations from GAAP net income per diluted share to adjusted net income per diluted share.
     This report contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, GAAP and adjusted net income per diluted share, amortization of intangible assets, stock based compensation expense and income tax rate; (b) the continuing growth in demand for mobile entertainment services provided by RealNetworks; and (c) the continuation of Vodafone as a significant customer of RealNetworks. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with acquisitions generally, and the acquisition of Sony NetServices in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies, as well as risks specifically associated with Sony NetServices’ business; the potential that RealNetworks will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for RealNetworks’ subscription service offerings; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on RealNetworks’ gross margins of content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of RealNetworks’ larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of the forward-looking financial guidance contained in this report requires RealNetworks to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported periods. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
     A copy of the Company’s press release announcing RealNetworks’ acquisition of Sony Netservices is attached to this report as Exhibit 99.1. The information in this Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 16, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Michael Eggers
Michael Eggers
Senior Vice President, Chief Financial Officer and Treasurer

Dated: May 16, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by RealNetworks, Inc. dated May 16, 2007.